Exhibit 99.1

TRINA SOLAR (U.S.) HOLDING INC.

Combined Carve-Out Financial Statements
Year Ended December 31, 2023

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REPORT OF INDEPENDENT AUDITORS

To the Board of Directors of T1 Energy, Inc. (formerly known as FREYR Battery, Inc.)

Opinion

We have audited the combined financial statements of Trina Solar (U.S.) Holding Inc. (the “Company”) and its subsidiaries, which comprise the combined balance sheets as of December 31, 2023 and 2022, and the related combined statements of operations, changes in parent net investment, and cash flows for the years ended December 31, 2023 and 2022, and the related notes to the combined financial statements (collectively, referred to as the “financial statements”).

In our opinion, the accompanying combined financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for the years ended December 31, 2023 and 2022 in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in Auditor’s Responsibilities for the Audit of the Combined Financial Statements. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Combined Financial Statements

Management is responsible for the preparation and fair presentation of the combined financial statements in conformity with accounting principles generally accepted in the United States of America and for the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free of material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Combined Financial Statements

Our objectives are to obtain reasonable assurance about whether the combined financial statements as a whole are free of material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the combined financial statements.

In performing an audit in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the combined financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the combined financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the combined financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ RSM China CPA LLP

RSM China CPA LLP

Beijing, China

March 10, 2025

TRINA SOLAR (U.S.) HOLDING INC.

COMBINED BALANCE SHEETS

(In Thousands)

	As of December 31,
	2023	2022
ASSETS

Current assets:
Cash and cash equivalents	$7,134	$1
Prepaid assets	12,577	-
Other current assets	259	9
Total current assets	19,970	10

Property and equipment	29,297	-
Prepaid supply agreements	70,500	-
Total assets	$119,767	$10

LIABILITIES AND PARENT NET INVESTMENT

Current liabilities:
Accounts payable	$2,132	$-
Accrued liabilities and other	717	10
Total current liabilities	2,849	10

Other long-term liabilities	20,000	$-
Total liabilities	22,849	10

Parent net investment	96,918	-

Total liabilities and parent net investment	$119,767	$10

See accompanying notes to combined financial statements.

TRINA SOLAR (U.S.) HOLDING INC.

COMBINED STATEMENTS OF OPERATIONS

(In Thousands)

	Year ended December 31,
	2023	2022
Operating expenses:
General and administrative	$3,313	$-
Total operating expenses	3,313	-
Other income (expense):
Interest income, net	231	-
Loss before income taxes	(3,082)	-
Income tax expense	-	-
Net loss	$(3,082)	$-

Other comprehensive income (loss)	-	-

Total comprehensive loss	$(3,082)	$-

See accompanying notes to combined financial statements.

TRINA SOLAR (U.S.) HOLDING INC.

COMBINED STATEMENT OF CHANGES IN PARENT NET INVESTMENT

(In Thousands)

Parent Net
Investment
Balance at December 31, 2021	$-
Net loss	-
Balance at December 31, 2022	$-
Net loss	(3,082)
Contributions from other Trina Solar entities	100,000
Balance at December 31, 2023	$96,918

See accompanying notes to combined financial statements.

TRINA SOLAR (U.S.) HOLDING INC.

COMBINED STATEMENTS OF CASH FLOWS

(In Thousands)

	For the years ended December 31,
	2023	2022
Cash flows from operating activities:
Net loss	(3,082)	-
Changes in assets and liabilities:
Prepaid expenses and other assets	(12,827)	-
Prepaid supply agreements	(70,500)	-
Accounts payable, accrued liabilities and other	20,707	-
Net cash used in operating activities	(65,702)	-
Cash flows from investing activities:
Additions in construction in progress	(27,165)	-
Net cash provided by investing activities	(27,165)	-
Cash flows from financing activities:
Contributions from other Trina Solar entities	100,000	-

Net increase in cash and cash equivalents	7,133	-
Cash and cash equivalents at beginning of period	1	1
Cash and cash equivalents at end of period	7,134	1

Reconciliation to combined balance sheets:
Cash and cash equivalents	7,134	1

Supplementary disclosures for non-cash activities:
Additions in construction in progress included in accounts payable	2,132	-

See accompanying notes to combined financial statements.

NOTES TO THE COMBINED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

Trina Solar (U.S.) Holding Inc. (the “Company”, TUH) is a wholly owned subsidiary of Trina Solar Co., Ltd. (“Trina Solar”), a global leader in photovoltaic (“PV”) modules, smart energy solutions, and energy storage. The Company is incorporated in the United States and operates primarily as the regional holding entity for Trina Solar’s North American investments, manufacturing and distribution operations.

On November 6, 2024, T1 Energy, Inc. (“T1 Energy”, formerly known as FREYR Battery, Inc.) entered into a definitive purchase agreement (the “Purchase Agreement”) with Trina Solar (Switzerland) AG (“TSW”), the parent company of TUH, to acquire the manufacturing business of TUH through the purchase of 100% of the outstanding equity interests of TUH. In response to this transaction, on 19 December 2024, TUH completed a series of reorganisations to spin off the non-manufacturing businesses of TUH by transferring relevant companies to other subsidiaries of Trina Solar Co., Ltd. The divested non-manufacturing businesses (“Spin-off companies”) are as follows:

Spin-off companies

Trina Solar (U.S.), Inc. (“TUS”)

Trina Tracker Solutions, Inc. (“TTSI”)

Trina Solar US Development LLC (“TUP”), which 100% owns Pennsville Landfill Solar, LLC, Trina Solar US SBU LLC (US) and Woods Road, LLC

Trina Solar LATAM Services Inc. (“TLS”)

Trina Solar US Equity Holding, LLC (“TUEH”), which 100% owns both Lone Star Solar Holdco 1 LLC and Lone Star Solar Holdco 2 LLC

After the reorganisations, TUH, together with its 4 wholly-owned subsidiaries, is classified as the manufacturing business to be sold to T1 Energy. Combined carve-out financial statements are prepared to reflect the financial position and results of operations of these five companies. Details of these wholly-owned subsidiaries are as follows:

Jurisdiction	Company	Equity Owner
Delaware	Trina Solar US Manufacturing Holding, Inc. (“TUMH”)	TUH
Texas	Trina Solar US Manufacturing Module Associated Entity 1, LLC (“TUMA”)	TUMH
Texas	Trina Solar US Manufacturing Module 1, LLC (“TUM1”)	TUMH and TUMA
Oklahoma	Trina Solar US Manufacturing Cell 1, LLC (“TUM2”)	TUMH

TUM1 has commenced construction of a 5GW solar module manufacturing facility in Wilmer, Texas as part of its strategic expansion into the US market. This investment underlines the Company’s commitment to strengthen its presence in the North American renewable energy sector. Meanwhile, the Company remains actively engaged in the US market through ongoing investments and strategic alliances. We have not yet generated any revenue from our principal business activities as at December 31, 2023.

Basis of Presentation

The accompanying combined carve-out financial statements have been prepared in conformity with the accounting principles generally accepted in the U.S. (“U.S. GAAP”). These financial statements have been prepared on a “carve out” basis and reflect the historical results of operations, cash flows, assets and liabilities related to us.

Carve-Out Methodology

Accounts are maintained separately for each combined entity. Transactions and balances between the Company and these above-mentioned spin-off companies are not eliminated and have been included in these combined carve-out financial statements.

In addition, to better reflect the financial position and net assets of the manufacturing business of TUH, we do not present the Company’s long-term equity investments in these above-mentioned spin-off companies in the combined carve-out financial statements, and we deduct the same amount from the “Parent net investment” equity account. Dividends received from these above-mentioned spin-off companies are presented as “Contribution from other Trina Solar entities” in the combined statement of changes of parent net investment.

Use of Estimates

The preparation of the combined carve-out financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and accompanying notes. We base these estimates on historical experiences and on various other assumptions that we believe are reasonable under the circumstances, however, actual results may differ materially from these estimates.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash on deposit with banks and highly liquid investments with maturities of 90 days or less from the date of purchase.

Property and Equipment

Construction in progress is primarily comprised of total expenditures incurred before they are ready for their intended use, including construction costs, original price of machinery equipment, other necessary expenses incurred to bring the construction in progress to get ready for its intended use. Construction in progress is not depreciated.

Income Taxes

Income tax expense is based on relevant tax rates in effect in the countries in which we operate and earn income. Current income tax expense reflects an estimate of our income tax liability for the current year, including changes in prior year tax estimates as returns are filed, and tax audit adjustments, if any.

Deferred income tax assets and liabilities reflect temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, tax effected by applying the relevant tax rate, applicable to the periods in which the reversal of such differences is expected to affect taxable income. Changes in deferred income tax assets and liabilities are included as a component of income tax expense, unless they are associated with components of other comprehensive income, which are instead reflected as a change in other comprehensive income. The effect of changes in enacted tax rates on deferred income tax assets and liabilities are reflected in income tax expense in the period of enactment. A valuation allowance is provided when it is deemed more likely than not that some portion or all of a deferred tax asset will not be realized, after consideration of both positive and negative evidence about realization. Changes in the valuation allowances occurring in subsequent periods are included in the combined statements of operations and comprehensive loss.

Assets and liabilities are established for uncertain tax positions taken, or expected to be taken, in income tax returns when such positions, in our judgment, do not meet a more-likely-than-not threshold based on their technical merits. Estimated interest and penalties related to uncertain tax positions are included as a component of income tax expense.

Concentrations of Credit Risk

Financial instruments that are potentially subjected to credit risk consist of cash and cash equivalents. Our cash and cash equivalents are placed with major financial institutions. We have not experienced any credit loss related to our cash and cash equivalents.

Recently Issued Accounting Pronouncements

The Company has reviewed all the other recent accounting pronouncements issued to date of the issuance of these financial statements, and does not believe any of these pronouncements will have a material impact on the Company.

2. PREPAID ASSETS

Prepaid assets consisted of the following (in thousands):

	As of December 31,
	2023	2022
Prepaid supply agreements	$11,750	$-
Prepaid rent	745	-
Prepaid other expenses	82	-
Total	$12,577	$-

3. OTHER CURRENT ASSETS

Other current assets consisted of the following (in thousands):

	As of December 31,
	2023	2022
Deposits	$3	$-
Other current assets	256	9
Total	$259	$9

4. PROPERTY AND EQUIPMENT

Property and equipment consisted of the following (in thousands):

	As of December 31,
	2023	2022
Construction in progress	$29,297	$-

Construction in progress represents assets that are not yet available for their intended use as of the balance sheet date. The 5 GW module manufacturing project, which commenced in September 2023, is expected to be completed by the end of 2024.

5. ACCRUED LIABILITIES AND OTHER

Accrued liabilities consisted of the following (in thousands):

	As of December 31,
	2023	2022
Accrued payroll and payroll related expenses	$-	$-
Other current liabilities	717	10
Total	$717	$10

6. OTHER LONG-TERM LIABILITIES

Other long-term liabilities consisted of the following (in thousands):

	As of December 31,
	2023	2022
Other long-term liabilities (1)	$20,000	$-

(1)	Other long-term liabilities represent fees received from TUS in consideration of TUH’s reservation of production and supply slots. Along with the sales of solar photovoltaic energy generating modules to TUS, these liabilities will be repaid to TUS or deducted from the purchase price that TUS is obligated to pay.

7. INCOME TAXES

A reconciliation of our income tax expense to the amount obtained by applying the statutory tax rate in the Company’s country of incorporation as of December 31, 2023 and 2022 is as follows (in thousands, except percentages):

	Year ended December 31,
	2023	2022
Pretax net loss	$(3,082)	$-
Statutory tax rate	21%	21%
Income taxes calculated at statutory tax rate	(647)	-
Other permanent tax items, net	647
Income tax expense	$-	$-
Effective tax rate	0%	0%

As of December 31, 2023, pretax net loss of $3.08 million incurred by TUMH and TUM1 was fully offset against taxable income from TUS in the federal income tax filing. No deferred tax assets were recognized, and the impact is reflected in other permanent tax items.

We are required to pay income taxes and are subject to potential examination in U.S. states. Our tax years remain open for examination by all tax authorities since inception. We have not identified any uncertain tax positions or recorded any liabilities, or any associated interest or penalties for the year ended December 31, 2023 and 2022.

8. RELATED PARTY TRANSACTIONS

During the year ended December 31, 2023, the Company has received $20 million from TUS in consideration of TUH’s reservation of production and supply slots.

9. SUBSEQUENT EVENTS

Management evaluates events occurring subsequent to the date of the combined carve-out financial statements in determining the accounting for and disclosure of transactions and events that affect the combined carve-out financial statements. Subsequent events have been evaluated through March 10, 2025, which is the date the combined carve-out financial statements were available to be issued.

Pursuant to the Purchase Agreement entered between Trina Solar (Schweiz) AG and T1 Energy, the total consideration consisted of $100 million in cash, repayment of $50 million in intercompany loans, 15,437,847 shares of T1 Energy’s common stock (par value $0.01 per share), $150 million of 1% senior unsecured notes due in five years, and $80 million of 7% unsecured convertible notes due in five years.